UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2020 (the “Closing Date”), LiveXLive Media, Inc., a Delaware corporation (the “Company”), Custom Personalization Solutions, Inc., a Delaware corporation (“CPS”), LiveXLive Merchandising, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Buyer”), all of the stockholders of CPS (the “Sellers”), and Scott R. Norman, as the representative of the Sellers (the “Seller Representative”), completed the previously announced acquisition of 100% of the issued and outstanding equity interests of CPS (the “Acquisition”), with CPS becoming a wholly owned subsidiary of the Buyer and an indirect wholly owned subsidiary of the Company. The Acquisition was effected pursuant to the Stock Purchase Agreement, dated as of December 22, 2020 and effective as of December 7, 2020, by and among the Company, CPS, Buyer, the Sellers, and the Seller Representative (the “SPA”).

Founded in 2012 and headquartered in Addison, IL, CPS is a group of fast-growing web-oriented businesses specializing in the merchandise personalization industry. Owned and managed by top-notch partners with a combined 50 years of personalization experience, CPS has brought together experienced team of innovators and designers to create an assortment of personalized merchandise unlike anything in the market. CPS currently has 70 plus full-time employees.

Pursuant to the terms and conditions of the SPA, at the effective time of the Acquisition (the “Effective Time”), the Company acquired 100% of the issued and outstanding equity interests of CPS and issued to the Sellers 2,230,769 shares (the “Initial Shares”) of its restricted common stock, $0.001 par value per share (the “Common Stock”). The Company agreed to also issue up to approximately an additional 437,000 shares of its restricted Common Stock to the Sellers (the “Additional Shares”) if (i) CPS reports GAAP revenue of $20,000,000 and $1,000,000 of EBITDA for its fiscal year ended December 31, 2020, and (ii) at the closing of the Acquisition, CPS’ target working capital is $4,000,000 (including $800,000 of cash), with a dollar for dollar reduction with respect to each such shortfall with no duplication. The Company further agreed to issue up to approximately an additional 477,000 shares of restricted Common Stock to the Sellers to the extent CPS’ final working capital as determined by the parties exceeds $4,000,000 (the “WC Adjustment Shares” and collectively with the Initial Shares and the Additional Shares, the “Shares”). The Shares shall be subject to a lock-up period of 12 months from the Closing Date, such that no Shares can be sold, transferred, assigned, hypothecated, or in any way disposed of, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise prior to the expiration of such period.

The foregoing description is a summary only, does not purport to set forth the complete terms of the SPA and is qualified in its entirety by reference to the SPA filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), the terms of which are incorporated herein by reference.

The Shares will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 24, 2020, the Company issued a press release announcing the closing of the Acquisition. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 8.01 Other Information.

As previously reported by the Company, included in the total number of subscribers reported by the Company in its press release issued on December 29, 2020 are certain subscribers which are the subject of a contractual dispute. The Company is currently not recognizing revenue related to these subscribers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Stock Purchase Agreement, dated as of December 22, 2020, by and among the Company, Custom Personalization Solutions, Inc., LiveXLive Merchandising, Inc., the persons identified as “Sellers” on the signature pages thereto, and Scott R. Norman, as the representative of the Sellers.
99.1**	Press release, dated December 24, 2020.

*	Filed herewith.

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: December 30, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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